UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EKSPORTFINANS ASA

(Exact name of registrant as specified in its charter)

Kingdom of Norway	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Dronning Mauds gate 15
N-0250 Oslo
Norway
(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered:	each class is to be registered:
$1,000,000,000 3.375% Notes due January 15, 2008	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file number to which this form relates: 333-112973

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.      Description of Registrant’s Securities to be Registered.

Eksportfinans ASA hereby incorporates by reference the description of its securities to be registered hereunder contained in (a) the Prospectus dated June 2, 2004 under “Description of debt securities” and in the Prospectus Supplement dated June 2, 2004 under “Description of debt securities”, in each case filed with the Commission on June 14, 2006 pursuant to Rule 424(b)(2), and (b) Pricing Supplement No. 4 dated November 16, 2004 filed with the Commission pursuant to Rule 424(b)(3) on November 22, 2004, in the case of both (a) and (b) in connection with Registration Statement on Form F-3 File No. 333-112973 declared effective by the Commission on June 1, 2004.

Item 2.      Exhibits.

Not applicable.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Eksportfinans ASA (Registrant)

By:	/S/ TOR F. JOHANSEN
	Name: Title:	Tor F. Johansen President and Chief Executive Officer

Date: June 29, 2005